Exhibit 99.1

Avid Technology Announces Q4 2016 Results and Issues Q1 and FY 2017 Guidance
Met or Exceeded Guidance for All Metrics and Delivered Positive Adjusted Free Cash Flow in Q4
Strong Sequential Bookings Growth
Efficiency Program Reduces Operating Expenses 29% Year-over-Year in Q4
Positive Adjusted Free Cash Flow Expected in 2017

BURLINGTON, MA, March 23, 2017 Avid® (NASDAQ:AVID) announced its fourth quarter and full year 2016 financial results today and provided financial guidance for first quarter and full year 2017.

Highlights of Fourth Quarter 2016 Results

•
GAAP and Non-GAAP Revenue was $115.3 million, in-line with guidance and down $23.5 million and $24.4 million year-over-year for GAAP and Non-GAAP, respectively. GAAP and Non-GAAP Revenue was down $3.7 million sequentially.

•
GAAP Gross Margin was 60.3%, up 1.2 percentage points year-over-year and down 3.1 percentage points sequentially; non-GAAP Gross Margin was 61.9%, up 1.1 percentage points year-over-year and down 3.2 percentage points sequentially.

•
GAAP Operating Expenses were $58.5 million, down $23.8 million year-over-year and down $8.4 million sequentially; Non-GAAP Operating Expenses were $50.1 million, below the guidance range, down $21.2 million year-over-year and down $8.3 million sequentially.

•
GAAP Net Income was $5.2 million, up $9.6 million year-over-year and down $3.9 million sequentially; Adjusted EBITDA was $25.2 million, above the guidance range, up $8.2 million year-over-year and up $2.4 million sequentially.

•
GAAP Net Cash used in Operating Activities was $270 thousand, down $2.3 million year-over-year and an improvement of $3.6 million sequentially; Adjusted Free Cash Flow was $2.0 million, in-line with guidance, down $0.3 million year-over-year and an improvement of $4.6 million sequentially.

•
Bookings and Constant Currency Bookings were $125.3 million and $134.5 million, in-line with guidance and down $67.8 million and $66.5 million year-over-year, respectively. The declines were attributable to the large Sinclair Enterprise deal booked in December 2015. Bookings and Constant Currency Bookings were up sequentially $35.7 million and $39.7 million, respectively.

Avid Everywhere Momentum Continues

•	More than 42,700 enterprise users on the MediaCentral platform at the end of 2016, a 29% increase from the beginning of the year

•	More than 60,700 paying individual, cloud-enabled subscribers, a substantial majority of whom are new customers to Avid, at the end of 2016, a 2.4x increase since the beginning of the year

◦	Added more than 10,700 paying subscribers in Q4, representing a 21% increase from the end of Q3 2016, and largest quarterly paying subscriber increase in Avid’s history

•	Digital bookings in Q4 2016 increased 27% year-over-year and 46% sequentially; digital bookings in 2016 increased 43% from 2015.

•
Bookings attributable to recurring revenue represented 45% of total bookings in Q4 2016, up from 39% in Q3 2016; bookings attributable to recurring revenue represented 38% of total bookings in 2016, flat from 2015, which included the impact of the large Sinclair Enterprise deal.

“Thanks to strong execution in key focus areas we met or exceeded quarterly guidance for all of our metrics and delivered positive Adjusted Free Cash Flow,” said Louis Hernandez, Jr, Chairman and CEO of Avid. “We saw sequential bookings growth across all customer tiers and geographies. This performance included a rebound in storage, an improvement in Orad applications, continued growth of cloud-enabled subscribers and digital sales, and traction on enterprise deals such as the global enterprise and cloud agreement with Al Jazeera. Execution on our efficiency program drove a 29% year-over-year reduction in operating expenses. We are confident that we can complete the remaining efficiency program in 2017, which includes more than $30 million of additional annual savings.

“Our Q4 results reveal an emerging financial model that will be more predictable and have a significantly improved Adjusted Free Cash Flow conversion of Adjusted EBITDA. This is a direct result of our achievements with the transformation: the roll-off of non-marketed products; completion of the efficiency program; and the cessation by the second quarter of 2017 of pre-2011 amortization and elimination of implied PCS revenue. As Avid’s transformation comes to a close, we are quickly preparing for the next phase of our plan by focusing on investments and partnerships that will drive our cloud-enabled growth strategy,” Mr. Hernandez concluded.

Financial Guidance
Avid’s first quarter and full year 2017 financial guidance are set forth in the table below.
The guidance range for Q1 includes the impact of the commercial agreement we announced with Beijing Jetsen Technology Co., Ltd. (“Jetsen”) on January 31, 2017. As our exclusive distributor in the region, Jetsen has committed to minimum bookings and cash payments of $76 million over three years, which includes annual growth of approximately 15%. Guidance ranges for revenue are informed by our recurring revenue and revenue backlog, as well as expectations for our bookings performance. Additional cost savings related to the continued execution of our efficiency program are reflected in the guidance ranges for Non-GAAP Operating Expenses, Adjusted EBITDA and Adjusted Free Cash Flow. Guidance ranges imply a significantly improved Adjusted Free Cash Flow conversion of Adjusted EBITDA, due to our improving core operating margins and reduction of the impact related to pre-2011 amortization and elimination of implied PCS revenue.
“As we head into 2017, we are encouraged by the core trends in our Q4 performance which provides important visibility into our guidance for 2017. We believe our amended noteholder agreement will provide Avid with greater financial flexibility as we complete the transformation and deliver a scalable and sustainably profitable business,” said Brian E. Agle, Avid’s Senior Vice President and Chief Financial Officer.

Q1 and Full Year 2017 Guidance

(in $ millions)	Q1 2017	Full Year 2017
Bookings (Constant Currency)	$162-$176
Bookings	$154-$168
Revenue	$100-$110	$405-$435
Non-GAAP Operating Expenses	$54-$58	$205-$220
Adjusted EBITDA	$8-$14	$45-$55
Adjusted Free Cash Flow	($2)-$6	$7-$20

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations and cash flows could differ materially from those shown in the tables above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Fourth Quarter and Full Year 2016 Business Update presentation posted on Avid’s investor relations website.

Avid includes non-GAAP financial measures in this press release, including non-GAAP Revenue, Adjusted EBITDA, Adjusted Free Cash Flow, non-GAAP Operating Income (loss), non-GAAP Operating Expenses and non-GAAP Gross Margin. The Company also includes the operational metric of bookings, revenue backlog and recurring revenue bookings in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, non-GAAP Operating Expenses and Adjusted Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures were not included in the Earnings Release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call

A conference call to discuss Avid's financial results for the fourth quarter and full year 2016 will be held on Thursday, March 23, 2017 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 719-325-2278 and referencing confirmation code 2768857. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements

Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for 2017, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products, realization of identified efficiency programs and market based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital; the anticipated benefits of the Orad acquisition, including estimated synergies, including effects on future financial and operating results; and our liquidity. The projected future results of operations, and the other forward-looking statements in this release are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid
Through Avid Everywhere™, Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films, to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Pro Tools®, Media Composer®, Avid NEXIS™, Interplay®, ProSet™ and RealSet™, Maestro™, PlayMaker™, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2017 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid NEXIS, iNEWS, Interplay, AirSpeed, MediaCentral, Media Composer, PhaseFind, Pro Tools, ScriptSync and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. Product features, specifications, system requirements and availability are subject to change without notice.

PR Contact:
Sara Griggs
Avid
sara.griggs@avid.com
310-907-6909

Investor Contact:
Robert Roose
Avid
robert.roose@avid.com

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net revenues:
Products	$59,269	$91,247	$283,110	$336,371
Services	56,026	47,559	228,820	169,224
Total net revenues	115,295	138,806	511,930	505,595

Cost of revenues:
Products	29,174	39,465	111,579	131,881
Services	14,702	15,447	59,828	61,501
Amortization of intangible assets	1,950	1,950	7,800	4,063
Total cost of revenues	45,826	56,862	179,207	197,445
Gross profit	69,469	81,944	332,723	308,150

Operating expenses:
Research and development	18,773	24,190	81,564	95,898
Marketing and selling	21,311	30,091	110,338	122,511
General and administrative	13,112	21,463	61,471	74,109
Amortization of intangible assets	363	786	2,498	2,354
Restructuring costs, net	4,959	5,766	12,837	6,305
Total operating expenses	58,518	82,296	268,708	301,177

Operating income (loss)	10,951	(352)	64,015	6,973

Interest and other expense, net	(4,622)	(1,727)	(18,671)	(6,408)
Income (loss) before income taxes	6,329	(2,079)	45,344	565
Provision for (benefit from) income taxes	1,108	2,306	(2,875)	(1,915)
Net income (loss)	$5,221	$(4,385)	$48,219	$2,480

Net income (loss) per common share – basic and diluted	$0.13	$(0.11)	$1.20	$0.06

Weighted-average common shares outstanding – basic	40,637	39,439	40,021	39,423
Weighted-average common shares outstanding – diluted	40,746	39,439	40,176	40,380

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		September 30,		March 31,
	2016	2015	2016	2015	2016	2015	2016	2015
Non-GAAP revenue
GAAP revenue	$115,295	$138,806	$511,930	$505,595	$119,019	$137,436	$143,547	$119,586
Amortization of acquired deferred revenue	—	858	594	858	—	—	269	—
Non-GAAP revenue	115,295	139,664	512,524	506,453	119,019	137,436	143,816	119,586
Pre-2011 Revenue	2,268	12,017	24,772	58,543	5,368	13,635	9,338	17,483
Elim PCS	8,100	7,000	52,900	22,500	12,000	15,500	17,600	—
Non-GAAP Revenue w/o Pre-2011 and Elim	104,927	120,647	434,852	425,410	101,651	108,301	116,878	102,103

Non-GAAP gross profit
GAAP gross profit	69,469	81,944	332,723	308,150	75,391	87,814	100,063	72,094
Amortization of acquired deferred revenue	—	858	594	858	—	—	269	—
Amortization of intangible assets	1,950	1,950	7,800	4,063	1,950	1,950	1,950	—
Stock-based compensation	(48)	171	440	823	157	183	179	254
Non-GAAP gross profit	71,371	84,923	341,557	313,894	77,498	89,947	102,461	72,348
Pre-2011 Revenue	2,268	12,017	24,772	58,543	5,368	13,635	9,338	17,483
Elim PCS	8,100	7,000	52,900	22,500	12,000	15,500	17,600	—
Non-GAAP gross profit w/o Pre-2011 and Elim	61,003	65,906	263,885	232,851	60,130	60,812	75,523	54,865

Non-GAAP operating expenses
GAAP operating expenses	58,518	82,296	268,708	301,177	66,887	73,409	74,316	70,979
Less Amortization of intangible assets	(363)	(786)	(2,498)	(2,354)	(567)	(786)	(786)	(374)
Less Stock-based compensation	(1,847)	(1,612)	(7,475)	(8,691)	(1,571)	(2,206)	(1,919)	(2,208)
Less Restructuring costs, net	(4,959)	(5,766)	(12,837)	(6,305)	(5,314)	—	(2,777)	—
Less Restatement costs	(109)	(51)	(295)	(1,039)	(38)	(287)	(80)	(1,807)
Less Acquisition, integration and other costs	(129)	(1,595)	(587)	(9,232)	336	(1,965)	(515)	(2,342)
Less Efficiency program costs	(967)	(1,144)	(4,305)	(1,144)	(1,338)	—	(716)	—
Non-GAAP operating expenses	50,144	71,342	240,711	272,412	58,395	68,165	67,523	64,248

Non-GAAP operating income
GAAP operating income (loss)	10,951	(352)	64,015	6,973	8,504	14,405	25,747	1,115
Amortization of acquired deferred revenue	—	858	594	858	—	—	269	—
Amortization of intangible assets	2,313	2,736	10,298	6,417	2,517	2,736	2,736	374
Stock-based compensation	1,799	1,783	7,915	9,514	1,728	2,389	2,098	2,462
Restructuring costs, net	4,959	5,766	12,837	6,305	5,314	—	2,777	—
Restatement costs	109	51	295	1,039	38	287	80	1,807
Acquisition, integration and other costs	129	1,595	587	9,232	(336)	1,965	515	2,342
Efficiency program costs	967	1,144	4,305	1,144	1,338	—	716	—
Non-GAAP operating income	21,227	13,581	100,846	41,482	19,103	21,782	34,938	8,100

Adjusted EBITDA
Non-GAAP operating income (from above)	21,227	13,581	100,846	41,482	19,103	21,782	34,938	8,100
Depreciation	3,997	3,416	15,181	13,672	3,762	3,168	3,611	3,677
Adjusted EBITDA	25,224	16,997	116,027	55,154	22,865	24,950	38,549	11,777
Pre-2011 Revenue	2,268	12,017	24,772	58,543	5,368	13,635	9,338	17,483
Elim PCS	8,100	7,000	52,900	22,500	12,000	15,500	17,600
Adjusted EBITDA w/o Pre-2011 and Elim	14,856	(2,020)	38,355	(25,889)	5,497	(4,185)	11,611	(5,706)

Adjusted free cash flow
GAAP net cash (used in) provided by operating activities	(270)	2,061	(49,195)	(34,026)	(3,909)	(9,873)	(11,209)	4,630
Capital expenditures	(1,322)	(4,220)	(11,003)	(15,330)	(2,360)	(4,368)	(4,518)	(2,940)
Restructuring payments	1,959	564	10,940	1,616	1,496	316	3,533	428
Restatement payments	153	321	153	3,945	—	—	—	2,117
Acquisition, integration and other payments	24	1,988	1,841	6,946	196	3,368	773	—
Efficiency program payments	1,412	1,556	6,942	1,556	1,947	—	1,981	—
Adjusted free cash flow	$1,956	$2,270	$(40,322)	$(35,293)	$(2,630)	$(10,557)	$(9,440)	$4,235

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$44,948	$17,902
Accounts receivable, net of allowances of $8,618 and $9,226 at December 31, 2016 and 2015, respectively	43,520	58,807
Inventories	50,701	48,073
Prepaid expenses	6,031	6,548
Other current assets	5,805	6,119
Total current assets	151,005	137,449
Property and equipment, net	30,146	35,481
Intangible assets, net	22,932	33,219
Goodwill	32,643	32,643
Long-term deferred tax assets, net	1,245	2,011
Other long-term assets	11,610	7,123
Total assets	$249,581	$247,926

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$26,435	$45,511
Accrued compensation and benefits	25,387	28,124
Accrued expenses and other current liabilities	34,088	35,354
Income taxes payable	1,012	1,023
Short-term debt	5,000	5,000
Deferred revenues	146,014	189,887
Total current liabilities	237,936	304,899
Long-term debt	188,795	95,950
Long-term deferred tax liabilities, net	913	3,443
Long-term deferred revenues	79,670	158,495
Other long-term liabilities	12,178	14,711
Total liabilities	519,492	577,498

Stockholders’ deficit:
Preferred stock, $0.01 par value, 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 42,339 shares issued, and 40,727 shares and 39,530 shares outstanding at December 31, 2016 and 2015, respectively	423	423
Additional paid-in capital	1,043,063	1,055,838
Accumulated deficit	(1,271,148)	(1,319,318)
Treasury stock at cost, net of reissuances, 1,612 shares and 2,809 shares at December 31, 2016 and 2015, respectively	(32,353)	(58,336)
Accumulated other comprehensive loss	(9,896)	(8,179)
Total stockholders’ deficit	(269,911)	(329,572)
Total liabilities and stockholders’ deficit	$249,581	$247,926

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Twelve Months Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$48,219	$2,480
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	25,479	20,088
Provision (recovery) for doubtful accounts	886	(23)
Stock-based compensation expense	7,916	9,514
Non-cash provision for restructuring	1,137	—
Non-cash interest expense	9,620	2,890
Unrealized foreign currency transaction gains	(2,599)	(7,013)
Benefit from deferred taxes	(1,842)	(6,693)
Changes in operating assets and liabilities:
Accounts receivable	14,321	2,442
Inventories	(2,628)	3,056
Prepaid expenses and other current assets	(1,839)	10,000
Accounts payable	(18,959)	11,232
Accrued expenses, compensation and benefits and other liabilities	(6,280)	(11,842)
Income taxes payable	(9)	(1,041)
Deferred revenues	(122,617)	(69,116)
Net cash used in operating activities	(49,195)	(34,026)

Cash flows from investing activities:
Purchases of property and equipment	(11,003)	(15,330)
Increase in other long-term assets	(30)	(43)
Payments for business acquisitions, net of cash acquired	—	(65,967)
Increase in restricted cash	(4,544)	(456)
Net cash used in investing activities	(15,577)	(81,796)

Cash flows from financing activities:
Proceeds from long-term debt, net of issuance costs	100,000	120,401
Repayment of debt	(3,750)	—
Payments for repurchase of common stock	—	(7,999)
Cash paid for capped call transaction	—	(10,125)
Proceeds from the issuance of common stock under employee stock plans	6,184	5,035
Common stock repurchases for tax withholdings for net settlement of equity awards	(941)	(1,559)
Proceeds from revolving credit facilities	25,000	70,500
Payments on revolving credit facilities	(30,000)	(65,500)
Payments for credit facility issuance costs	(5,041)	(1,195)
Net cash provided by financing activities	91,452	109,558

Effect of exchange rate changes on cash and cash equivalents	366	(890)
Net increase (decrease) in cash and cash equivalents	27,046	(7,154)
Cash and cash equivalents at beginning of year	17,902	25,056
Cash and cash equivalents at end of year	$44,948	$17,902

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

	December 31,	September 30,	December 31,
Revenue Backlog*	2016	2016	2015

Pre-2011	$1,095	$3,364	$25,868
Post-2010	$224,589	$236,644	$322,514
Deferred Revenue	$225,684	$240,008	$348,382
Other Backlog	$203,625	$197,153	$203,704
Total Revenue Backlog	$429,309	$437,161	$552,086

Post 2010	$428,214	$433,797	$526,218

The expected timing of recognition of revenue backlog as of December 31, 2016 is as follows:

			2017	2018	2019	Thereafter	Total
Orders executed prior to January 1, 2011			$952	$143	$—	$—	$1,095
Orders executed or materially modified on or after January 1, 2011			$136,090	$43,734	$23,306	$21,458	$224,589
Other Backlog			$79,808	$47,135	$26,808	$49,874	$203,625
Total Revenue Backlog			$216,850	$91,012	$50,114	$71,332	$429,309

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

Media Contact
Sara Griggs
Avid
310.821.0801
sara.griggs@avid.com

Investor Contact
Robert Roose
Avid
978.640.3375
robert.roose@avid.com